UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2023
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2023, Laura B. White, Executive Vice President, Chief Risk and Compliance Officer, of PRA Group, Inc. (the “Company”) notified the Company of her decision to resign from the Company effective on July 31, 2023. Ms. White’s decision to resign from the Company was not due to a disagreement with the Company or management related to its operations nor the Company's settlement in 2023 with the U.S. Consumer Financial Protection Bureau.

Ms. White will receive separation payments that are consistent with termination by the Company without cause under the terms of the existing employment agreement between Ms. White and the Company, a form of which is filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. In connection with her separation, Ms. White agreed to provide the Company with a general release of claims and will remain subject to certain non-compete and non-solicitation provisions for one year following her separation from the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: July 14, 2023	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer